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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



We hereby consent to the use of our auditors' report dated October 5, 1999, on the Creative Products International, Inc. financial statements as of September 30, 1999, and for the nine-month period ended September 30, 1999, included in the Creative Products International, Inc. Form 10-SB for the nine-month period ended September 30, 1999.



/s/ Peterson Sullivan P.L.L.C.

October 11, 1999
Seattle, Washington